HILLENBRAND INDUSTRIES, INC. AND SUBSIDIARIES                         EXHIBIT I
FINANCIAL STATEMENTS (Unaudited)

Consolidated Cash Flows

                                              (In Thousands)
                                             Six Months Ended
                                            05/28/94   05/29/93
Cash flows from operating activities:
  Net income . . . . . . . . . . . . . . . .$ 70,449   $ 70,946
  Adjustments to reconcile net income
   to net cash flows from operating
   activities:
    Depreciation and amortization  . . . . .  47,344     47,946
    Change in noncurrent deferred
     income taxes  . . . . . . . . . . . . .  (5,679)    (8,096)
    Change in net working capital
     excluding cash, current debt
     and acquisitions  . . . . . . . . . . . (21,318)   (42,865)
    Change in insurance items:
     Benefit reserves  . . . . . . . . . . . 107,859     79,418
     Unearned revenue  . . . . . . . . . . .  43,246     36,672
     Deferred acquisition costs  . . . . . . (31,107)   (21,765)
     Investments, net  . . . . . . . . . . .(112,779)  (110,807)
    Other, net . . . . . . . . . . . . . . . (12,731)    16,240
                                             --------   --------
Net cash flows from operating
 activities  . . . . . . . . . . . . . . . .  85,284     67,689
                                             --------   --------
Cash flows from investing activities:
  Capital expenditures, net  . . . . . . . . (54,143)   (53,198)
  Acquisition of businesses. . . . . . . . . (45,531)   (17,480)
  Other investments  . . . . . . . . . . . . (13,000)        --
                                             --------   --------
Net cash flows from investing
 activities  . . . . . . . . . . . . . . . .(112,674)   (70,678)
                                             --------   --------
Cash flows from financing activities:
  Additions (reductions) to debt, net. . . .  19,048    (20,102)
  Payment of cash dividends  . . . . . . . . (20,362)   (16,095)
  Treasury stock acquisitions. . . . . . . .  (6,144)   (11,846)
  Other  . . . . . . . . . . . . . . . . . .      --        157
                                             --------   --------
Net cash flows from financing
 activities  . . . . . . . . . . . . . . . .  (7,458)   (47,886)
                                             --------   --------

Total cash flows . . . . . . . . . . . . . . (34,848)   (50,875)


Cash and cash equivalents:
 At beginning of period  . . . . . . . . . . 210,157    149,989
                                             --------   --------

 At end of period  . . . . . . . . . . . . . 175,309     99,114
                                             --------   --------
                                             --------   --------


Consolidated Income

                          (In Thousands Except Per Share Data)
                         Three Months Ended    Six Months Ended
                         05/28/94  05/29/93   05/28/94  05/29/93


Net revenues  . . . . .  $382,705  $365,398   $760,111  $713,830

Cost of revenues  . . .   203,774   189,937    402,996   371,943

Administrative, dist.
 and selling expenses .   121,131   113,528    234,223   221,186
                          -------   -------    -------   -------

Operating profit  . . .    57,800    61,933    122,892   120,701

Interest expense  . . .    (6,620)   (5,260)   (11,490)  (10,881)

Other income, net . . .     1,828     1,833      2,594     3,648
                          -------   -------    -------   -------
Income from continuing
 operations before
 income taxes . . . . .    53,008    58,506    113,996   113,468
Income taxes  . . . . .    20,250    22,212     43,547    43,101
                          -------   -------    -------   -------
Income from continuing
 operations . . . . . .    32,758    36,294     70,449    70,367
Income from discontinued
 operations net of
 income taxes . . . . .        --     1,093         --       579
                          -------   -------    -------   -------
Net income  . . . . . .    32,758    37,387     70,449    70,946
                          -------   -------    -------   -------
                          -------   -------    -------   -------
Earnings/common share:
Income from continuing
 operations . . . . . .       .46       .50        .99       .98
Income from discontinued
 operations net of
 income taxes   . . . .        --       .02         --       .01
                          -------   -------    -------   -------
Net income/common
 share  . . . . . . . .       .46       .52        .99       .99
                          -------   -------    -------   -------
                          -------   -------    -------   -------

Dividends/common
 share  . . . . . . . .     .1425     .1125      .2850     .2250
                          -------   -------    -------   -------
                          -------   -------    -------   -------




Consolidated Balance Sheet


ASSETS                                      (In Thousands)
                                          05/28/94    11/27/93
Current assets:
  Cash and cash equivalents . . . . . . $  175,309  $  210,157
  Trade receivables . . . . . . . . . .    262,057     253,818
  Inventories . . . . . . . . . . . . .    115,123      90,900
  Other . . . . . . . . . . . . . . . .     20,746      19,151
                                        ----------  ----------
   Total current assets . . . . . . . .    573,235     574,026

Equipment leased to others, net   . . .     63,282      58,405

Property, net   . . . . . . . . . . . .    285,419     268,383

Other assets:
  Intangible assets, net  . . . . . . .    181,244     138,384
  Other assets  . . . . . . . . . . . .     37,843      19,116
                                        ----------  ----------
   Total other assets . . . . . . . . .    219,087     157,500
Insurance assets:
  Investments . . . . . . . . . . . . .  1,058,341     934,029
  Deferred acquisition costs  . . . . .    248,910     217,803
  Deferred income taxes . . . . . . . .     37,951      33,649
  Other . . . . . . . . . . . . . . . .     30,324      26,952
                                        ----------  ----------
   Total insurance assets . . . . . . .  1,375,526   1,212,433
                                        ----------  ----------

Total assets  . . . . . . . . . . . . . $2,516,549  $2,270,747
                                        ----------  ----------
                                        ----------  ----------

LIABILITIES                                 (In Thousands)
                                          05/28/94    11/27/93
Current liabilities:
  Short-term debt . . . . . . . . . . . $   17,686  $   12,708
  Current portion of long-term debt . .        268      77,318
  Trade accounts payable  . . . . . . .     42,954      47,768
  Accrued expenses  . . . . . . . . . .    156,354     152,234
                                        ----------  ----------
   Total current liabilities  . . . . .    217,262     290,028

Other liabilities:
  Long-term debt  . . . . . . . . . . .    205,808     107,887
  Other long-term liabilities   . . . .     89,430      72,780
  Deferred income taxes   . . . . . . .     19,256      20,633
                                        ----------  ----------
   Total other liabilities  . . . . . .    314,494     201,300

Insurance liabilities:
  Benefit reserves  . . . . . . . . . .    935,674     827,815
  Unearned revenue  . . . . . . . . . .    335,832     292,586
  General liabilities . . . . . . . . .     17,128      19,086
                                        ----------  ----------
   Total insurance liabilities  . . . .  1,288,634   1,139,487
                                        ----------  ----------

Total liabilities . . . . . . . . . . .  1,820,390   1,630,815
                                        ----------  ----------

SHAREHOLDERS' EQUITY

  Common stock  . . . . . . . . . . . .      4,442       4,442
  Additional paid-in capital  . . . . .     11,614       3,900
  Retained earnings . . . . . . . . . .    830,010     779,923
  Foreign currency translation adjustment   (1,775)     (1,643)
  Treasury stock  . . . . . . . . . . .   (148,132)   (146,690)
                                         ----------  ----------
   Total shareholders' equity . . . . .    696,159     639,932
                                         ----------  ----------
Total liabilities and
 shareholders' equity . . . . . . . . . $2,516,549  $2,270,747
                                        ----------  ----------
                                        ----------  ----------
